Exhibit 10.1

ANALOGIC CORPORATION

EMPLOYEE STOCK PURCHASE PLAN DATED JUNE 10, 1986, AS AMENDED ON

OCTOBER 9, 1997 AND AS AMENDED ON OCTOBER 15, 2002

1. PURPOSE

The Analogic Corporation Employee Qualified Stock Purchase Plan, as amended, (hereinafter the “Plan”) is intended to provide a method whereby employees of Analogic Corporation (the “Company”) and participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s Common Stock. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2. ELIGIBLE EMPLOYEES

All employees of the Company or any of its participating subsidiaries, with the exception of “highly compensated employees”, which as used herein shall mean those employees who earn compensation from the Company in excess of $100,000.00 in regular base pay per year, shall be eligible to receive options under this Plan to purchase the Company’s Common Stock (except employees in countries whose laws make participation impractical). In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For the purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

For the purpose of this Plan, the term employee shall not include an employee whose customary employment is twenty (20) hours or less per week or is for not more than five (5) months in any calendar year.

3. STOCK SUBJECT TO THE PLAN

The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock, $.05 par value, or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 700,000 subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

4. PAYMENT PERIODS AND STOCK OPTIONS

The period commencing on the first day of the next succeeding month following the approval of the Plan by the Company’s stockholders and ending on either the next June 30 or December 31, whichever occurs earlier, and thereafter, the six-month periods, January 1 to June 30 and July 1 to December 31, are Payment Periods during which payroll deductions will be accumulated under the Plan. Each Payment Period includes only regular pay days falling within it.

Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period at the Option Price, as hereinafter provided, that number of full shares of the Common Stock of the Company reserved for the purpose of the Plan as his or her accumulated payroll deductions on the last day of such Payment Period will pay for at such Option Price, but not more than the number of shares equal in value to $2,600 divided by the Option Price on the first business day of the Payment Period; provided and on the condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The Option Price for each Payment Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Company’s Common Stock on the first business day of the Payment Period, or (ii) eighty-five percent (85%) of the fair market value of the Company’s Common Stock on the last business day of the Payment Period, in either case rounded up to avoid fractions other than multiples of 1/8.

In the event of an increase or decrease in the number of outstanding shares of Common Stock of the Company through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Price per share provided for under the Plan, either by proportionate increase in the number of shares and proportionate decrease in the Option Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Price per share, as may be required to enable an eligible employee who is then a participant in the Plan as to whom an option is exercised on the last day of any then current Payment Period to acquire such number of full shares as his accumulated payroll deductions on such date will pay for at the adjusted Option Price.

For purposes of this Plan the term “fair market value” means, if the Common Stock is listed on a national securities exchange or is on the Nation Market List of the National Association of Securities Dealers Automated Quotation (“NASDAQ”) system, the closing price of the Common Stock of the Company on such exchange or as reported on NASDAQ or such other national securities exchange as shall be designated by the Board of Directors or, if the Common Stock is traded in the over-the-counter securities market but not on the National Market List of NASDAQ, the average bid and asked closing prices of the Common Stock.

For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the New York Stock Exchange or such other national securities exchange as shall be designated by the Board of Directors pursuant to the preceding paragraph.

No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

5. EXERCISE OF OPTION

Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at such Option Price. If a participant is not an employee on the last business day of and throughout a Payment Period, he shall not be entitled to exercise his option.

6. AUTHORIZATION FOR ENTERING PLAN

An eligible employee may enter the Plan by filing out, signing and delivering to the Human Resources Department an Authorization:

(a)	stating the amount to be deducted regularly from his pay;

(b)	authorizing the purchase of stock for him in each Payment Period in accordance with the terms of the Plan;

(c)	specifying the exact name in which Common Stock purchased for him is to be issued in accordance with Article 11 hereof.

Such Authorization must be received by the Human Resources Department at least ten (10) business days before the beginning date of such next succeeding Payment Period.

The Company will accumulate and hold for the employee’s account the amounts deducted from his pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

Unless an employee files a new Authorization or withdraws from the Plan, his deductions and purchases under the Authorization he has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his payroll deductions as of the beginning of the next Payment Period by filling out, signing and delivering to the Human Resources Department a new Authorization. Such new Authorization must be received by the Human Resources Department at least ten (10) business days before the beginning date of such next succeeding Payment Period.

7. MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS

An employee may authorize payroll deductions in any even dollar amount up to but not more than the lesser of

(i)	ten percent (10%) of his regular base pay, or

(ii)	an aggregate of $2,600 in any Payment Period; provided, however, that the minimum deduction in respect of any payroll period shall be five dollars ($5.00).

8. UNUSED PAYROLL DEDUCTIONS

Only full shares of Common Stock may be purchased. Any balance remaining in an employee’s account after a purchase will be reported to the employee and will be carried forward to the next Payment Period. However, in no event will the amount of the unused payroll deductions carried forward from a Payroll Period exceed the Option Price per share for the Payment Period.

9. CHANGE IN PAYROLL DEDUCTIONS

Deductions may be increased or decreased during a Payment Period. A new Authorization will be required and must be received by the Human Resources Department at least ten (10) business days prior to the payroll period in which such change in deductions will take effect. New Authorizations received by the Human Resources Department after such date will take effect in the next succeeding payroll period.

10. WITHDRAWAL FROM THE PLAN

An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his account under the Plan at any time prior to the last business day of each Payment Period by delivering a Withdrawal Notice to the Human Resources Department in which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.

An employee who withdraws from the Plan is like an employee who has never entered the Plan; the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To re-enter, such an employee must file a new Authorization at least ten (10) business days before the beginning date of the next Payment Period which cannot, however, become effective before the beginning of the next Payment Period following his withdrawal.

11. ISSUANCE OF STOCK

Certificates for Common Stock issued to participants will be delivered as soon as practicable after each Payment Period.

Common Stock purchased under the Plan will be issued only in the name of the employee, or if his Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

12. NO TRANSFER OF ASSIGNMENT OF EMPLOYEE’S RIGHTS

An employee’s rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her.

13. TERMINATION OF EMPLOYEE’S RIGHTS

Except as set forth in the last paragraph of this Article 13, an employee’s rights under the Plan will terminate when s/he ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for at least twenty (20) hours per week, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his/her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him/her on the day the interruption occurs.

Upon termination of the participating employee’s employment because of his/her death, his beneficiary (as defined in Article 14) shall have the right to elect, by written notice given to the Company’s Human Resources Department prior to the expiration of the thirty (30) day period commencing with the date of the death of the employee, either (i) to withdraw, without interest, all the payroll deductions credited to the employee’s account under the Plan, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the last day of the Payment Period next following the date of the employee’s death for the purchase of that number of full shares of Common Stock reserved for the purposes of the Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Price, and any excess in such account (in lieu of fractional shares) will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Human Resources Department, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee’s account at the date of the employee’s death and the same will be paid promptly to said beneficiary, without interest.

14. DESIGNATION OF BENEFICIARY

A participating employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash in case of his/her death. Such designation of beneficiary may be changed by the employee at any time by written notice. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee’s death of a beneficiary validly designated by him/her under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Company may designate. No beneficiary shall, prior to the death of the employee by whom s/he has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.

15. TERMINATION AND AMENDMENTS TO PLAN

The Plan may be terminated at any time by the Company’s Board of Directors. It will terminate in any case when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Common Stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participating employees, in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded.

The Board of Directors also reserves the right to amend the Plan from time to time in any respect, provided, however, that no amendment shall be effective without prior approval of the stockholders, which would

(a)	except as provided in Articles 3 and 4, increase the number of shares of Common Stock to be offered under the Plan,

(b)	change the class of employees eligible to receive options under the Plan, or

(c)	Permit payroll deductions at a rate in excess of the lesser of (i) ten percent (10%) of an employee’s regular base pay, or (ii) an aggregate of $2,600 in any Payment Period.

16. LIMITATIONS OF SALE OF STOCK PURCHASED UNDER THE PLAN

The Plan is intended to provide eligible employees an opportunity to acquire the Company’s Common Stock for investment. The Company does not, however, intend to restrict or influence any employee with respect to the resale of the Common Stock purchased under the Plan. An employee may, therefore, sell Common Stock purchased under the Plan at any time; provided, however, that because of certain Federal tax requirements, each employee will agree by entering the Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the date of the last day of the Payment Period during which the Common Stock was purchased showing the number of such shares disposed. The employee assumes the risk of any market fluctuations in the price of such Common Stock.

17. COMPANY’S PAYMENT OF EXPENSES RELATED TO PLAN

The Company will bear all costs of administering and carrying out the Plan.

18. PARTICIPATING SUBSIDIARIES

The term “participating subsidiaries” shall mean any subsidiary of the Company which is designated by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

19. ADMINISTRATION OF THE PLAN

The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than three members of Company’s Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

20. OPTIONEES NOT STOCKHOLDERS

Neither the granting of an option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and issued to him.

21. APPLICATION OF FUNDS

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employee’s payroll deductions.

22. GOVERNMENTAL REGULATION

The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23. TRANSFERABILITY

Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article

24. EFFECT OF CHANGES OF COMMON STOCK

If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

25. MERGER OR CONSOLIDATION

If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Plan and refund without interest the entire balance of each participating employee’s payroll deductions, or (ii) entitle each participating employee to receive on the last day of the Payment Period upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible.

A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

26. WITHHOLDING OF ADDITIONAL FEDERAL INCOME TAX

The Company, in accordance with Section 3402(a) of the Code, and the Regulations and Rulings promulgated thereunder, will withhold from the wages of participating employees, in all payroll periods following and in the same calendar year as the date on which compensation is deemed received by the employee, additional income taxes in respect of the amount that is considered compensation includable in the employee’s gross income.

27. APPROVAL OF STOCKHOLDERS

The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur within the period beginning twelve

(12) months before and ending twelve (12) months after the date the Plan is adopted by the Board of Directors. The Plan was adopted by the Board of Directors on November 4, 1985 and amended on January 21, 1986 and again on October 15, 2002. The Plan, as amended in 1986, was approved by the stockholders on January 22, 1986, The Plan, as amended in 2002, was approved by the stockholders on January 17, 2003.